Exhibit 10.5

EXECUTION COUNTERPART











      ********************************************************************




                                ALZA CORPORATION

                          _____________________________


                            364-DAY CREDIT AGREEMENT


                          Dated as of November 4, 1993


                         ______________________________


                                  $125,000,000

                         ______________________________


                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION),
                                    as Agent




      ********************************************************************

                                TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.





                                                             Page

Section 1.  Definitions and Accounting Matters . . . . . . . .  1

     1.01  Certain Defined Terms . . . . . . . . . . . . . . .  1
     1.02  Accounting Terms and Determinations . . . . . . . . 14
     1.03  Classes and Types of Loans. . . . . . . . . . . . . 14

Section 2.  Commitments, Loans, Notes and Prepayments. . . . . 15

     2.01  Loans . . . . . . . . . . . . . . . . . . . . . . . 15
     2.02  Borrowings of Syndicated Loans. . . . . . . . . . . 15
     2.03  Money Market Loans. . . . . . . . . . . . . . . . . 15
     2.04  Changes of Commitments. . . . . . . . . . . . . . . 19
     2.05  Facility Fee. . . . . . . . . . . . . . . . . . . . 20
     2.06  Lending Offices . . . . . . . . . . . . . . . . . . 20
     2.07  Several Obligations; Remedies Independent . . . . . 20
     2.08  Notes . . . . . . . . . . . . . . . . . . . . . . . 20
     2.09  Optional Prepayments. . . . . . . . . . . . . . . . 21
     2.10  Extension of Commitment Termination Date. . . . . . 21

Section 3.  Payments of Principal and Interest . . . . . . . . 22

     3.01  Repayment of Loans. . . . . . . . . . . . . . . . . 22
     3.02  Interest. . . . . . . . . . . . . . . . . . . . . . 22

Section 4.  Payments; Pro Rata Treatment;
              Computations; Etc. . . . . . . . . . . . . . . . 23

     4.01  Payments. . . . . . . . . . . . . . . . . . . . . . 23
     4.02  Pro Rata Treatment. . . . . . . . . . . . . . . . . 24
     4.03  Computations. . . . . . . . . . . . . . . . . . . . 24
     4.04  Minimum Amounts . . . . . . . . . . . . . . . . . . 24
     4.05  Certain Notices . . . . . . . . . . . . . . . . . . 25
     4.06  Non-Receipt of Funds by the Agent . . . . . . . . . 25
     4.07  Sharing of Payments, Etc. . . . . . . . . . . . . . 26

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . . 27

     5.01  Additional Costs. . . . . . . . . . . . . . . . . . 27
     5.02  Limitation on Types of Loans. . . . . . . . . . . . 29
     5.03  Illegality. . . . . . . . . . . . . . . . . . . . . 30
     5.04  Treatment of Affected Loans . . . . . . . . . . . . 30
     5.05  Compensation. . . . . . . . . . . . . . . . . . . . 30
     5.06  U.S. Taxes. . . . . . . . . . . . . . . . . . . . . 31


Section 6.  Conditions Precedent . . . . . . . . . . . . . . . 32

     6.01  Initial Loan. . . . . . . . . . . . . . . . . . . . 32
     6.02  Initial and Subsequent Loans. . . . . . . . . . . . 33

Section 7.  Representations and Warranties . . . . . . . . . . 33

     7.01  Corporate Existence . . . . . . . . . . . . . . . . 33
     7.02  Financial Condition . . . . . . . . . . . . . . . . 34
     7.03  Litigation. . . . . . . . . . . . . . . . . . . . . 34

     7.04  No Breach . . . . . . . . . . . . . . . . . . . . . 34
     7.05  Action. . . . . . . . . . . . . . . . . . . . . . . 34
     7.06  Approvals . . . . . . . . . . . . . . . . . . . . . 35
     7.07  Use of Credit . . . . . . . . . . . . . . . . . . . 35
     7.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . 35
     7.09  Taxes . . . . . . . . . . . . . . . . . . . . . . . 35
     7.10  Investment Company Act. . . . . . . . . . . . . . . 35
     7.11  Public Utility Holding Company Act. . . . . . . . . 35
     7.12  Material Agreements and Liens . . . . . . . . . . . 36
     7.13  Environmental Matters . . . . . . . . . . . . . . . 36
     7.14  Subsidiaries. . . . . . . . . . . . . . . . . . . . 37
     7.15  True and Complete Disclosure. . . . . . . . . . . . 37
     7.16  Subordinated Debentures . . . . . . . . . . . . . . 37

Section 8.  Covenants of the Company . . . . . . . . . . . . . 37

     8.01  Financial Statements, Etc.. . . . . . . . . . . . . 37
     8.02  Litigation. . . . . . . . . . . . . . . . . . . . . 40
     8.03  Existence, Etc. . . . . . . . . . . . . . . . . . . 40
     8.04  Insurance . . . . . . . . . . . . . . . . . . . . . 41
     8.05  Prohibition of Fundamental Changes. . . . . . . . . 41
     8.06  Limitation on Liens . . . . . . . . . . . . . . . . 42
     8.07  Indebtedness. . . . . . . . . . . . . . . . . . . . 43
     8.08  Consolidated Tangible Net Worth . . . . . . . . . . 44
     8.09  Interest Coverage Ratio . . . . . . . . . . . . . . 44
     8.10  Leverage Ratio. . . . . . . . . . . . . . . . . . . 44
     8.11  Lines of Business . . . . . . . . . . . . . . . . . 44
     8.12  Transactions with Affiliates. . . . . . . . . . . . 44
     8.13  Use of Proceeds . . . . . . . . . . . . . . . . . . 44

Section 9.  Events of Default. . . . . . . . . . . . . . . . . 45

Section 10.  The Agent . . . . . . . . . . . . . . . . . . . . 47

     10.01  Appointment, Powers and Immunities . . . . . . . . 47
     10.02  Reliance by Agent. . . . . . . . . . . . . . . . . 48
     10.03  Defaults . . . . . . . . . . . . . . . . . . . . . 48
     10.04  Rights as a Bank . . . . . . . . . . . . . . . . . 49
     10.05  Indemnification. . . . . . . . . . . . . . . . . . 49
     10.06  Non-Reliance on Agent and Other Banks. . . . . . . 49
     10.07  Failure to Act . . . . . . . . . . . . . . . . . . 49
     10.08  Resignation or Removal of Agent. . . . . . . . . . 50

Section 11.  Miscellaneous . . . . . . . . . . . . . . . . . . 50

     11.01  Waiver . . . . . . . . . . . . . . . . . . . . . . 50
     11.02  Notices. . . . . . . . . . . . . . . . . . . . . . 50
     11.03  Expenses, Etc. . . . . . . . . . . . . . . . . . . 51
     11.04  Amendments, Etc. . . . . . . . . . . . . . . . . . 52
     11.05  Successors and Assigns . . . . . . . . . . . . . . 52
     11.06  Assignments and Participations . . . . . . . . . . 52
     11.07  Survival . . . . . . . . . . . . . . . . . . . . . 54
     11.08  Captions . . . . . . . . . . . . . . . . . . . . . 54
     11.09  Counterparts . . . . . . . . . . . . . . . . . . . 54
     11.10  Governing Law; Submission to Jurisdiction. . . . . 54
     11.11  Waiver of Jury Trial . . . . . . . . . . . . . . . 55
     11.12  Treatment of Certain Information;
              Confidentiality. . . . . . . . . . . . . . . . . 55
     11.13  Existing Credit Agreements . . . . . . . . . . . . 56

SCHEDULE I   - Material Agreements and Liens . . . . . . . . . 73
SCHEDULE II  - Subsidiaries. . . . . . . . . . . . . . . . . . 74

EXHIBIT A-1  - Form of Syndicated Note . . . . . . . . . . . . 75
EXHIBIT A-2  - Form of Money Market Note . . . . . . . . . . . 78
EXHIBIT B-1 - Form of Opinion of Counsel to the Company . . . 81 EXHIBIT B-2 - Form of Opinion of the Vice President, Legal
                 of the Company. . . . . . . . . . . . . . . . 85
EXHIBIT C    - Form of Opinion of Special New York
                 Counsel to the Agent. . . . . . . . . . . . . 88
EXHIBIT D    - Form of Money Market Quote Request. . . . . . . 91
EXHIBIT E    - Form of Money Market Quote. . . . . . . . . . . 93
EXHIBIT F    - Form of Confidentiality Agreement . . . . . . . 95

          364-DAY CREDIT AGREEMENT dated as of November 4, 1993, between: ALZA CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

          The Company has requested that the Banks make loans to it in an aggregate principal amount not exceeding $125,000,000 at any one time outstanding and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 15% or more of the voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, (b) none of the Subsidiaries of the Company shall be Affiliates and (c) Affiliate shall not include (i) any pharmaceutical company clients of the Company or of any of its Subsidiaries or (ii) any Person in which the Company or any of its Subsidiaries owns an interest, direct or indirect, for the purpose of undertaking research, development, manufacturing and/or distribution of pharmaceutical products or technologies with any Person(s) actively engaged in any of the foregoing.

          "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean, with respect to each Type of Loan during each period set forth in the schedule below, the percentage per annum set forth opposite such period under such Type of Loan in such schedule:



                                 Applicable Margin (% p.a.)

         Rating             Base Rate Loans     Eurodollar Loans

    Level I Period              0.00%              0.2500%
    Level II Period             0.00%              0.3750%
    Level III Period            0.00%              0.7500%




          Notwithstanding the foregoing, for any day on which the unpaid principal amount of Loans hereunder exceeds 33-1/3% of the aggregate amount of the Commitments, the Applicable Margins shall be increased by 0.1250% over what it otherwise would have been under the foregoing provisions of this definition.

          Any change in the Applicable Margin for any Type of Loan by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Syndicated Loans that bear interest at rates based upon the Base Rate.

          "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Chase" shall mean The Chase Manhattan Bank (National Association).

          "Class" shall have the meaning assigned to such term in Section 1.03 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Commitments is $125,000,000.

          "Commitment Termination Date" shall mean the date 364 days after the date hereof, as the same may be extended pursuant to Section 2.10 hereof; provided that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

          "Consolidated Net Worth" shall mean, as at any date, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a)  the amount of capital stock, plus

          (b)  the amount of additional paid-in capital, plus

          (c) the amount of retained earnings (or in the case of an accumulated deficit, minus the amount of such deficit), minus

          (d)  the cost of treasury stock.

          "Consolidated Tangible Net Worth" shall mean, at any date, the sum of
(a) Consolidated Net Worth minus (b) the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to June 30, 1993, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), plus (c) the aggregate amount of in-process research and development expenses up to but not exceeding $100,000,000 in the aggregate, less 50% of the aggregate increase in the amount of capital stock issued (plus any related additional paid-in capital), in connection with the acquisition of any Person(s) or Property.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms. The terms "Dispose" and "Disposed" used as a verb shall have a correlative meaning.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "EBIT" shall mean, for any period, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the sum of (i) consolidated income (calculated before interest expense, taxes, minority interests and extraordinary and unusual items) for such period plus (ii) prepayment and make-whole premiums and cost and expenses associated with the redemption of the Subordinated Debentures during such period.

          "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, chemicals, toxic or hazardous substances or wastes or other Hazardous Materials into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances, wastes or other Hazardous Materials.

          "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers, employees or consultants of the Company or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries after the date hereof of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

          "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "Eurodollar Loans" shall mean Syndicated Loans that bear interest at rates based on rates referred to in the definition of "Fixed Base Rate" in this
Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for the Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Fixed Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in
Section 9 hereof.

          "Existing Credit Agreements" shall mean the 364-Day Credit Agreement and the 3-Year Credit Agreement, each dated as of October 14, 1993, between the Company, the banks party thereto and Chase, as agent for such banks.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "Fixed Base Rate" shall mean, with respect to any Fixed Rate Loan for the Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rates per annum quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of such Eurodollar Loan or LIBOR Market Loan to be made by the respective Reference Banks. If any Reference Bank is not participating in any Fixed Rate Loans during the Interest Period therefor, the Fixed Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Bank would have made or had outstanding had it been participating in such Loan; provided that in the case of any LIBOR Market Loan, the Fixed Base Rate for such Loan shall be determined with reference to deposits of $10,000,000. If anyReference Bank does not timely furnish such information for determination of any Fixed Base Rate, the Agent shall determine such Fixed Base Rate on the basis of the information timely furnished by the remaining Reference Banks.

          "Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes of the definition of "Fixed Base Rate" in this Section 1.01 and in Section 5 hereof, LIBOR Market Loans.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary
                              6
course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered and (ii) deferred compensation owing to employees and former employees, directors and former directors; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;
(d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Interest Coverage Ratio" shall mean, for any period, the ratio of (a) EBIT for such period to (b) Interest Expense for such period.

          "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

          "Interest Period" shall mean:

          (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the

     Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

          (b) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Company may select as provided in Section 2.03(b) hereof;

          (c) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

          (d) with respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made and ending on the earlier of the first Quarterly Date thereafter or the Commitment Termination Date.

Notwithstanding the foregoing: (i) if any Interest Period for any Loan would otherwise end after the Commitment Termination Date in effect at the date of such Loan, such Interest Period shall not be available hereunder; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall endon the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period for any Loan (other than a Base Rate Loan or a Set Rate Loan) shall have a duration of less than one month and, if the Interest Period for any Eurodollar or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

          "Level I Period" shall mean any period during which (a) no Event of Default shall have occurred and be continuing, (b) the Standard & Poor's Rating is at or above A1 (or any successor rating) and (c) the Moody's Rating is at or above P1 (or any successor rating).

          "Level II Period" shall mean any period, other than a Level I Period, during which (a) no Event of Default shall have occurred and be continuing, (b) the Standard & Poor's Rating is at or above A2 (or any successor rating) and (c) the Moody's Rating is at or above P2 (or any successor rating).

          "Level III Period" shall mean any period that is not a Level I Period or a Level II Period.

          "Leverage Ratio" shall mean, at any time, the ratio of Total Debt to Total Capital at such time.

          "LIBO Margin" shall have the meaning assigned to such term in Section 2.03(c)(ii)(C) hereof.

          "LIBO Rate" shall mean, for any LIBOR Market Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the rate of interest specified in the definition of "Fixed Base Rate" in this Section 1.01 for the Interest Period for such Loan divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section 2.03 hereof.

          "LIBOR Market Loans" shall mean Money Market Loans interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean Syndicated Loans and Money Market Loans.

          "Long-Term Credit Agreement" shall mean the 3-Year Credit Agreement dated the date hereof between the Company, the Banks and Chase, as agent for the Banks, as the same may be modified and supplemented and in effect from time to time.

          "Majority Banks" shall mean, subject to the last paragraph of Section
11.04 hereof, Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations hereunder or under the Notes, (c) the validity or enforceability of this Agreement or of the Notes, (d) the rights and remedies of the Banks and the Agent hereunder and under the Notes or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Material Subsidiary" shall mean, at any time, a Subsidiary of the Company that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

          "Money Market Borrowing" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "Money Market Loan Limit" shall have the meaning assigned to such term in Section 2.03(c)(ii) hereof.

          "Money Market Loans" shall mean the loans provided for by Section 2.03 hereof.

          "Money Market Notes" shall mean the promissory notes provided for by
Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Money Market Quote" shall mean an offer in accordance with Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

          "Money Market Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "Moody's" shall mean Moody's Investors Service, Inc. or any successor corporation thereto.

          "Moody's Rating" shall mean, at any time, the then current rating (including the failure to rate) by Moody's of the Company's commercial paper.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean the aggregate amount of all cash received by the Company and its Subsidiaries in respect of any Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

          "Notes" shall mean the Syndicated Notes and the Money
Market Notes.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans; provided that, if the amount so in default is principal of a Eurodollar Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition.

          "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

          "Reference Banks" shall mean Chase, First Interstate Bank of California and The Toronto-Dominion Bank (or their respective Applicable Lending Offices, as the case may be).

          "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reserve Requirement" shall mean, for the Interest Period for any Eurodollar Loan or LIBOR Market Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans or LIBOR Market Loans (as the case may be) is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans or LIBOR Market Loans.

          "Set Rate" shall have the meaning assigned to such term in Section 2.03(c)(ii)(D) hereof.

          "Set Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.

          "Set Rate Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

          "Standard & Poor's" shall mean Standard & Poor's Corporation or any successor corporation thereto.

          "Standard & Poor's Rating" shall mean, at any time, the then current rating (including the failure to rate) by Standard & Poor's of the Company's commercial paper.

          "Subordinated Debentures" shall mean the 7 1/2% zero coupon convertible subordinated debentures due 2010 issued by the Company.

          "Subordinated Indebtedness" shall mean, collectively, (a) Indebtedness of the Company in respect of the Subordinated Debentures and (b) other Indebtedness (i) for which the Company is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (iii) that is subordinated in right of payment to the obligations of the Company to pay principal of and interest on the Loans and Notes and all other amounts payable hereunder on the following terms: the maturity thereof shall not be prior to the then Commitment Termination Date hereunder, nor shall any principal amortization be required prior to such Commitment Termination Date; no payments of principal thereof or interest thereon shall be made following the occurrence and during the continuance of an Event of Default; and the covenants and events of default provided therein shall not be more burdensome on the Company in any material respect than the covenants and the Events of Default set forth herein, and (iv) that is evidenced by documentation consistent with the foregoing and otherwise in form and substance satisfactory to the Majority Banks in their reasonable determination.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Syndicated Loans" shall mean the loans provided for by Section 2.01 hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Syndicated Notes" shall mean the promissory notes provided for by
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Total Capital" shall mean, at any time, Consolidated Net Worth plus Total Debt.

          "Total Debt" shall mean, at any time, the aggregate outstanding principal amount of all Indebtedness of the Company and its Subsidiaries (other than Subordinated Indebtedness) at such time that is, or would (if a consolidated balance sheet of the Company and its Subsidiaries existed at such time) be, reflected on a consolidated balance sheet of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).

          "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          1.02  Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited financial statements as of December 31, 1992 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as of December 31, 1992 referred to in Section 7.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited financial statements referred to in Section 7.02 hereof).

          (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Money Market Loan or a Syndicated Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          Section 2.     Commitments, Loans, Notes and Prepayments.

          2.01 Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time; provided that the aggregate unpaid principal amount of all Syndicated Loans, together with the aggregate unpaid principal amount of all Money Market Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans; provided that there may be no more than ten different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

          2.02 Borrowings of Syndicated Loans. The Company shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          2.03  Money Market Loans.

          (a) In addition to borrowings of Syndicated Loans, at any time prior to the Commitment Termination Date the Company may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to the Company in Dollars. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans (each a "Type" of Money Market Loan), provided that:

          (i) there may be no more than ten different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous);

     (ii) the aggregate unpaid principal amount of all Money Market Loans, together with the aggregate unpaid principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

          (b) When the Company wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree). The Company may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market Borrowing:

          (i)  the proposed date of such borrowing, which shall be a Business
     Day;

          (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

          (iii)     the duration of the Interest Period applicable thereto;

          (iv) whether the Money Market Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Set Rate Loans; and

          (v) if the Money Market Quotes requested are seeking quotes for Set Rate Loans, the date (which may be no earlier than the Business Day immediately following the date on which the Money Market Quote Request is given) on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request.

          (c) (i) Each Bank may submit one or more Money Market Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 11:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote may be submitted by Chase (or its Applicable Lending Office) only if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of the Company.

          (ii) Each Money Market Quote shall be substantially in the form of Exhibit E hereto and shall specify:

               (A) the proposed date of borrowing and the Interest Period therefor;

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

               (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBO Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

               (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "Set Rate"); and

               (E)  the identity of the quoting Bank.

     Unless otherwise agreed by the Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided that the submission by any Bank containing more than one Money Market Quote may be conditioned on the Company not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").

          (d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 11:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).
          (e) Not later than noon New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree), the Company shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Bank. The notice from the Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Set Rates that were accepted for each Interest Period. The Company may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

          (iii) acceptance of offers may, subject to clause (v) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;

          (iv) the Company may not accept any offer where the

     Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof);

          (v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank.

If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          (g) The amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Commitment.

          (h) The Company shall pay to the Agent a fee of $3,000 each time the Company gives a Money Market Quote Request to the Agent.

          2.04 Changes of Commitments.

          (a) The Commitments shall automatically terminate on the Commitment Termination Date.

          (b)  The Company shall have the right at any time or from time to time
(i) so long as no Syndicated Loans or Money Market Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all Money Market Loans); provided that (x) the Company shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 (or a larger multiple of $1,000,000).

          (c) The Commitments once terminated or reduced may not be reinstated.

          2.05 Facility Fee. The Company shall pay to the Agent for account of each Bank a facility fee on the amount of such Bank's Commitment as then in effect (whether or not utilized), for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to (a) 0.1250% during any Level I Period, (b) 0.1875% during any Level II Period and
(c) 0.2500% during any Level III Period. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date. Any change in a facility fee by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

          2.06 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

          2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08 Notes.

          (a) The Syndicated Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The Money Market Loans made by any Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Bank and otherwise duly completed.
          (c) The date, amount, Type, interest rate and duration of Interest Period of each Loan of each Class made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

          (d) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 11.06 hereof.

          2.09 Optional Prepayments. Subject to Sections 4.04 and 5.05 hereof, the Company shall have the right to prepay Loans at any time or from time to time, provided that the Company shall give the Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).


          2.10 Extension of Commitment Termination Date. (a) The Company may, by notice to the Agent (which shall promptly deliver a copy to each of the Banks) not less than 60 days and not more than 90 days prior to the Commitment Termination Date then in effect hereunder (the "Existing Commitment Termination Date"), request that the Banks extend the Commitment Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by notice to the Company and the Agent given on the date (and, subject to the proviso below, only on the date) 30 days prior to the Existing Commitment Termination Date (provided, if such date is not a Business Day, then such notice shall be given on the next succeeding Business
Day)(the "Consent Date"), advise the Company whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Commitment Termination Date (a "Non-extending Bank") shall notify the Agent (which shall notify the Company) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Company on or before the Consent Date shall be deemed to be a Non-extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to agree.

          (b) The Company shall have the right on or before the Consent Date to replace each Non-extending Bank with, and otherwise add to this Agreement, one or more other banks (which may include any Bank, each prior to the Consent Date an "Additional Commitment Bank") with the approval of the Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Company and the Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing Commitment Termination Date, undertake a Commitment (if any such Additional Commitment Bank is a Bank, its Commitment shall be in addition to such Bank's Commitment hereunder on such date).

          (c) If (and only if) at the close of business on the Consent Date Banks holding Commitments that, together with the additional Commitments of the Additional Commitment Banks that will become effective on the Existing Commitment Termination Date, aggregate 100% of the aggregate amount of the Commitments (not including the additional Commitments of the Additional Commitment Banks) at the open of business on the Consent Date shall have agreed to extend the Existing Commitment Termination Date, then, effective as of the Existing Commitment Termination

Date, the Existing Commitment Termination Date shall be extended to the date falling 364 days after the Consent Date (provided, if such date is not a Business Day, then such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement.

Notwithstanding the foregoing, the extension of the Existing Commitment Termination Date shall not be effective with respect to any Bank unless:

   (i) no Default shall have occurred and be continuingon the date of the notice requesting such extension, on the Consent Date or on the Existing Commitment Termination Date;

   (ii) each of the representations and warranties of the Company in Section 7 hereof shall be true and correct in all material respects on and as of the date of the notice requesting such extension, the Consent Date and the Existing Commitment Termination Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

  (iii) each Non-extending Bank shall have been paid in full by the Company all amounts owing to such Bank hereunder on or before the Existing Commitment Termination Date.

Even if the Existing Commitment Termination Date is extended as aforesaid, the Commitment of each Non-extending Bank shall terminate on the Existing Commitment Termination Date.


   Section 3. Payments of Principal and Interest.

   3.01 Repayment of Loans. The Company hereby promises to pay to the Agent for account of each Bank the principal of each Loan made by such Bank, and each Loan shall mature, on the last day of the Interest Period therefor.

   3.02 Interest. The Company hereby promises to pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

   (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin;

   (b) if such Loan is a Eurodollar Loan, the Eurodollar Rate for such Loan for the Interest Period therefor plus the Applicable Margin;

   (c) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

   (d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) on the last day of the Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a Set Rate Loan) or three months (in the case of a Eurodollar Loan or a LIBOR Market Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, and (ii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Fixed Rate Loan that is converted into a Base Rate Loan pursuant to Section
5.04 hereof shall be payable on the date of conversion (but only on the principal amount so converted). Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

          4.01  Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), provided that if a new Loan is to be made by any Bank on a date the Company is to repay any principal of an outstanding Loan of such Bank, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Agent as provided in Section 2.02 hereof or paid by the Company to the Agent pursuant to this Section 4.01, as the case may be.

          (b) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent shall distribute such payment to the Banks for application in such manner as the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

          (c) Each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.
          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Syndicated Loans of a particular Type from the Banks under Section 2.01 hereof shall be made from the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) the making of Loans of a particular Type (other than conversions provided for by Section 5.04 hereof) shall be made pro rata among the Banks according to the amounts of their respective Commitments and the then current Interest Period for each Eurodollar Loan shall be coterminous; (c) each payment or prepayment of principal of Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Syndicated Loans the outstanding principal amount of the Syndicated Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 11.04 hereof), then such payment shall be applied to the Syndicated Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Syndicated Loans being held by the Banks pro rata in accordance with their respective Commitments; and (d) each payment of interest on Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

          4.03 Computations. Interest on Money Market Loans and Eurodollar Loans, and the facility fee payable under Section 2.05 hereof, shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 Minimum Amounts. Each borrowing shall be in an aggregate amount at least equal to $10,000,000, and each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000, or in each case a larger multiple of $1,000,000 (borrowings or prepayments of Loans of different

Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $10,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05 Certain Notices. Except as otherwise provided in Section 2.03 hereof with respect to Money Market Loans, notices by the Company to the Agent of terminations or reductions of the Commitments and of borrowings and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment or the first day of such Interest Period specified below:

                                             Number of
                                              Business
          Notice                             Days Prior

     Termination or reduction
     of Commitments                               3

     Borrowing or prepayment of
     Base Rate Loans                           same day

     Borrowing or prepayment of,
     or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or optional prepayment shall specify the Loans to be borrowed or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day). The Agent shall promptly notify the Banks of the contents of each such notice.

          4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the

Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

           (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

          4.07  Sharing of Payments, Etc.

          (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, upon the occurrence of any Event of Default and so long as the same shall be continuing, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

          (b) If any Bank shall obtain from the Company payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or such other amounts then due hereunder by the Company to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Banks, provided that if at the time of such payment the outstanding principal amount of the Syndicated Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 11.04 hereof), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Syndicated Loans being held by the Banks pro rata according to the amounts of such Commitments. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.     Yield Protection, Etc.

          5.01 Additional Costs.

          (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its Commitment, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

          (i) shall subject any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction under whose laws such Bank is organized or
          incorporated or in which such Bank has its principal office   or such
          Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate or LIBO Rate, as the case may be, for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank or its Commitment; or

          (iii) imposes any other condition affecting this Agreement or its Notes or its Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital

Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph
(a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that
(i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01.

Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this
Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for either Type of Fixed Rate Loans as provided herein; or

          (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section
          1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Eurodollar Loans.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

          5.04 Treatment of Affected Loans. If the obligation of any Bank to make a particular Type of Fixed Rate Loans shall be suspended pursuant to
Section 5.01 or 5.03 hereof, and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such conversion no longer exist, all Loans that would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Base Rate Loans.

          5.05 Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment of a Fixed Rate Loan or a Set Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market Loan) or the United States secondary certificate of deposit market (if such Loan is a Set Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank), plus, in each case, the Applicable Margin reflected in the rate of interest referred to in the foregoing clause (i).

          5.06 U.S. Taxes.

          (a) The Company agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

           (i) to any payment to a Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

          (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (w) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

          (b) Within 30 days after paying any amount to the Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          Section 6.  Conditions Precedent.

          6.01 Initial Loan. The obligation of any Bank to make its initial Loan hereunder is subject to prior or simultaneous satisfaction of the condition precedent that the Agent shall have received the following documents (with sufficient copies for each Bank), each of which shall be satisfactory to the Agent (and to the extent specified below, to each Bank) in form and substance:

          (a) Corporate Documents. The following documents, each certified as indicated below:

                (i) a copy of the charter, as amended and in effect, of the Company certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate from such Secretary of State dated as of a recent date as to the good standing of and charter documents filed by the Company;

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company (A) that attached thereto is a true and complete copy of the by-laws of the Company as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the Notes and the Loans hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of the Company has not been amended since the date of the certification thereto furnished pursuant to clause (i) above and
          (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and the Notes and each other document to be delivered by the Company from time to time in connection therewith (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary); and

               (iii)     a certificate of another officer of the

          Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company.

          (b) Opinion of Counsel to the Company. Opinions of Heller, Ehrman, White & McAuliffe and of the Vice President, Legal of the Company substantially in the forms of Exhibits B-1 and B-2 hereto, respectively, and covering such other matters as the Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to the Banks and the Agent).

          (c) Opinion of Special New York Counsel to the Agent. An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Agent, substantially in the form of Exhibit C hereto (and the Agent hereby instructs such counsel to deliver such opinion to the Banks).

          (d)  Notes.  The Notes, duly completed and executed.

          (e) Commercial Paper Program. Copies of the dealer agreement(s) relating to the Company's commercial paper program and evidence that Moody's and Standard & Poor's have issued ratings for the Company's commercial paper.

The Agent shall promptly notify the Company and the Banks when the conditions precedent set forth in this Section 6.01 have been satisfied.

          6.02 Initial and Subsequent Loans. The obligation of any Bank to make any Loan (including any Money Market Loan and such Bank's initial Syndicated
Loan) to the Company upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:
(a) no Event of Default (and, if such borrowing will increase the outstanding aggregate principal amount of the Loans of any Bank hereunder, no Default) shall have occurred and be continuing; and (b) the representations and warranties made by the Company in Section 7 hereof (other than, if such borrowing will not increase the outstanding aggregate principal amount of the Loans of any Bank hereunder, the last sentence of Section 7.02 hereof and Section 7.03 hereof) shall be true and complete in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).

          Section 7. Representations and Warranties. The Company represents and warrants to the Agent and the Banks that:

          7.01 Corporate Existence.  Each of the Company and its Subsidiaries:
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          7.02 Financial Condition. The Company has heretofore furnished to each of the Banks the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1992 and the related consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1993 and the related consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the six-month period ended on such date. All such financial statements are complete and correct and present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of operations and cash flows for the fiscal year and six-month period ended on said dates (subject, in the case of such financial statements as of June 30, 1993, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since June 30, 1993, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements as at said date.

          7.03 Litigation. Except as disclosed to the Banks in writing prior to the date hereof, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

          7.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency applicable to the Company, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

          7.05 Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes; the execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or the Notes or for the legality, validity or enforceability hereof.

          7.07 Use of Credit. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

          7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 8.01(g) hereof.

          7.09 Taxes. The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          7.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11  Public Utility Holding Company Act.  Neither the

Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12  Material Agreements and Liens.

          (a) Part A of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness of, or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the principal or face amount of which equals or exceeds (or may equal or exceed) $20,000,000, and the principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the principal or face amount of which equals or exceeds (or may equal or exceed) $20,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

          7.13 Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.

Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

          In addition, except as disclosed to the Banks in writing prior to the date hereof:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and to the Company's knowledge no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any

     Hazardous Materials generated by the Company or any of its Subsidiaries, the impact of which, individually or in the aggregate, would have a Material Adverse Effect.

          (b) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for, or that are in the possession of, the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Banks.

          7.14 Subsidiaries. Set forth in Schedule II hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule II hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          7.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agent and the Banks in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby.


          7.16 Subordinated Debentures. The Company has given notice of redemption for all of the Subordinated Debentures effective for redemption on November 15, 1993.


          Section 8. Covenants of the Company. The Company covenants and agrees with the Banks and the Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01 Financial Statements, Etc. The Company shall deliver to each of the Banks:

          (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in comparative form the corresponding consolidated figures for the last day of the immediately preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, insofar as it involves accounting matters;

          (c) promptly upon their becoming publicly available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (d) promptly upon the mailing thereof to the shareholders of the Company generally or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

             (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
          Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

              (vi)  the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

               (f) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

          (g) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.08, 8.09 and 8.10 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          8.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency (other than normal course proceedings before the Food and Drug Administration) affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Bank notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

          8.03 Existence, Etc. The Company will, and will cause each of its Material Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under
     Section 8.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be), for the sole purpose of monitoring the Company's compliance with its obligations hereunder.

          8.04 Insurance. The Company will, and will cause each of its Material Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations of similar size engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, subject to reasonable deductibles and other self insurance as the Company may from time to time maintain as a part of its overall insurance program.

          8.05 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Material Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Material Subsidiaries to, Dispose of, in one transaction or a series of transactions, any Property that represents any substantial part of the Property of the Company and its Subsidiaries taken as a whole (for which purpose, the Disposition of any part of the stock of any such Subsidiary shall be deemed to be the Disposition of a corresponding part of the Property of such Subsidiary), whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn out Property no longer used or useful in its business and (ii) Property Disposed of in the ordinary course of business and on ordinary business terms). Notwithstanding the foregoing provisions of this
Section 8.05:

          (a) any Subsidiary of Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that (x) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

          (b) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly Owned Subsidiary of the Company and
     (ii) after giving effect thereto no Default would exist hereunder; and

          (c) any Subsidiary of the Company may Dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company.

          8.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens in existence on the date hereof and listed in Part B of
     Schedule I hereto;

          (b) Liens imposed by any governmental authority for taxes, assessments or other charges or claims not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

          (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (g) Liens on Property of any corporation that becomes a Subsidiary of the Company after the date of this Agreement, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

          (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred within six months of such acquisition (by purchase, construction or otherwise) to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

          (i) Liens under leases (including, without limitation, leases creating Capital Lease Obligations) on the leased Property in favor of the lessor;

          (j) additional Liens upon real and/or personal Property created after the date hereof, provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $20,000,000 in the aggregate at any one time outstanding; and

          (k) to the extent not included above, any extension, renewal, refinancing or replacement of any Lien permitted above that does not increase (x) the Indebtedness secured thereby or (y) the Property encumbered thereby.

          8.07 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness to the Banks hereunder and under the Long-Term Credit Agreement and Indebtedness evidenced by the Company's commercial paper, provided that the aggregate amount of the Indebtedness permitted by this clause (a) shall not exceed $250,000,000 at any one time outstanding;

          (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto (and any extension, renewal, refinancing or replacement that does not increase the amount thereof);

          (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

          (d) the Company may create, incur or issue Subordinated Indebtedness so long as, if such Subordinated Indebtedness had been outstanding during the period of four consecutive fiscal quarters of the Company ending on or most recently ended prior to the date of such creation, incurrence or issuance, the Company would have been in compliance with Section 8.09 hereof; and

          (e) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Sections 8.06(h), 8.06(j) or 8.06(k) hereof) up to but not exceeding $50,000,000 at any one time outstanding.

          8.08 Consolidated Tangible Net Worth. The Company will not permit its Consolidated Tangible Net Worth at any time to be less than $200,000,000 plus the sum of 50% of the consolidated net income of the Company and its Subsidiaries for each fiscal quarter of the Company starting with the fiscal quarter ending on September 30, 1993 to and including the fiscal quarter ending on or most recently ended prior to such time (for which purpose, a consolidated net loss shall be deemed to be consolidated net income of zero) plus 50% of the Net Available Proceeds of Equity Issuances after the date hereof.

          8.09 Interest Coverage Ratio. The Company will not permit its Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company ending on or before September 30, 1994 to be less than 3.75 to 1 and ending at any time thereafter to be less than 4.0 to 1.

          8.10 Leverage Ratio. The Company will not permit its Leverage Ratio at any time on or before September 30, 1994 to exceed 0.55 to 1, and at any time thereafter to exceed 0.50 to 1.

          8.11 Lines of Business. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of researching, developing, marketing and manufacturing pharmaceutical products.

          8.12 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate in excess of $5,000,000 at any one time outstanding; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

          8.13 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely for working capital purposes, including (without limitation) commercial paper back-up (in compliance with all applicable legal and regulatory requirements); provided that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) The Company shall default in the payment when due of any interest on any Loan, any fee or any other amount (other than principal of any Loan) payable by it hereunder and such default shall continue for three Business Days; or the Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan; or

          (b) The Company or any of its Subsidiaries shall default beyond any applicable grace period in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $20,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement if the effect of such default would entitle the counterparty or counterparties to termination payments exceeding $20,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any such Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Company, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(f) or 8.05 through 8.13 (inclusive) hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $20,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Banks, would (either individually or in the aggregate) have a Material Adverse Effect; or

          (j) There shall have been asserted against the Company or any of its Subsidiaries an Environmental Claim that, in the judgment of the Majority Banks is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by or recoverable from other creditworthy Persons jointly and severally liable therefor or from insurers); or

          (k) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; or

          (l) Any Person or two or more Persons acting in concert shall have acquired, in one transaction or in a series of related transactions, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors (other than securities having such power only by reason of the happening of a contingency);

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, (A) the Agent may and, upon request of the Majority Banks, will, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Agent may and, upon request of Banks holding more than 50% of the aggregate unpaid principal amount of the Loans shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.


          Section 10.  The Agent.

          10.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The

Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

          10.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          10.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          10.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

          10.07 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its reasonable satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks (after consultation with the Company) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent (after consultation with the Company) may, on behalf of the Banks, appoint a successor Agent, that shall be a bank that has an office in New York, New York. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          Section 11.    Miscellaneous.

          11.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          The Company irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Agent or any Bank relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Agreement whether or not commenced earlier.

          11.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for

Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03 Expenses, Etc. The Company agrees to pay or reimburse: (a) the Agent for all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Agent) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the Notes (whether or not consummated); (b) each of the Banks and the Agent for all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) each of the Banks and the Agent for all transfer, stamp, documentary or other similar taxes, assessments or charges imposed after the date hereof by any governmental or revenue authority in respect of this Agreement or any of the Notes or any other document referred to herein.

          The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Bank, whether or not the Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Agent and each Bank from, and hold the Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility.

          11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Banks, or by the Company and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this Section 11.04, (vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 6.01 hereof; and (b) any modification or supplement of Section 10 hereof shall require the consent of the Agent.

          Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Section 6 hereof to any Syndicated Loan hereunder are, in the opinion of the Majority Banks, satisfied, any Bank shall fail to fulfill its obligations to make such Loan then, for so long as such failure shall continue, such Bank shall (unless the Majority Banks, determined as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or the Notes (including, without limitation, under this Section 11.04) to have no Loans or Commitments, shall not be treated as a "Bank" hereunder when performing the computation of Majority Banks, and shall have no rights under the preceding paragraph of this Section 11.04; provided that any action taken by the other Banks with respect to the matters referred to in clause (a) of the preceding paragraph shall not be effective as against such Bank.

          11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06     Assignments and Participations.

          (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

          (b) Each Bank may assign any of its Loans, its Notes, and its Commitment (but only with the consent of, in the case of its outstanding Commitment, the Company and the Agent, which consent shall not be unreasonably withheld); provided that (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Bank or any of its affiliates; (ii) any such partial assignment shall be in an amount at least equal to $10,000,000 and the Bank making any such partial assignment shall continue to hold an amount at least equal to $10,000,000; and (iii) each such assignment by a Bank of its Loans, Note or Commitment shall be made in such manner so that the same portion of its Loans, Note and Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment and Loans specified in such instrument, and upon consent thereto by the Company and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assumed by and assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assumption and assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $3,000.

          (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 8.01(g) hereof with respect to its participation in such Loans and Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as
if) such Participant were a "Bank" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof to the extent that the same, under Section 11.04 hereof, requires the consent of each Bank.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to, or consent of, the Company, the Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate.

No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate to the Company or any of its Affiliates or Subsidiaries any interest in any Loan held by such Bank hereunder without the prior consent of each Bank.

          11.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Banks under
Section 10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12     Treatment of Certain Information; Confidentiality.

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and, if the Company has requested such services or otherwise if the Company expressly agrees, the Company hereby authorizes each Bank to share, subject to the foregoing, any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

          (b) Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Banks or the Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit F hereto, provided, further, that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Company. The obligations of each Bank under this Section 11.12 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof; in addition, the obligations of any assignee that has executed a

Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06 hereof.

          11.13 Existing Credit Agreements. The Company and the Bank(s) party to the Existing Credit Agreements agree that the commitments under the Existing Credit Agreements are hereby terminated and that the facility fees payable under the Existing Credit Agreements accrued to the date hereof are due and payable.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              ALZA CORPORATION


                              By_________________________
                                Title:

                              Address for Notices:

                              950 Page Mill Road
                              Palo Alto, California 94303-0802

                              Attention:  Vice President, Legal

                              Telecopier No.:  (415) 494-5121

                              Telephone No.:  (415) 494-5000

                              BANKS

     Commitment               THE CHASE MANHATTAN BANK
     $15,000,000               (NATIONAL ASSOCIATION)


                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Address for Notices:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Attention:  Robert W. Cook
                                          Managing Director

                              Telecopier No.:  (212) 552-6731

                              Telephone No.:  (212) 552-7794

     Commitment               FIRST INTERSTATE BANK OF
                                CALIFORNIA
     $12,000,000

                              By_____________________________
                                Title:

                              By_____________________________
                                Title:

                              Lending Office for All Loans:

                              First Interstate Bank of California
                              177 Park Center Plaza
                              San Jose, CA  95113

                              Address for Notices:

                              First Interstate Bank of California
                              177 Park Center Plaza
                              San Jose, CA  95113

                              Attention:  M. Kathryn Dienz
                                          San Jose Corporate
                                            Center

                              Telecopier:  (408) 971-5888

                              Telephone:  (408) 971-5848

     Commitment               THE TORONTO-DOMINION BANK

     $12,000,000
                              By_____________________________
                                Title:

                              Lending Office for All Loans:

                              The Toronto-Dominion Bank
                              909 Fannin Street, 17th Floor
                              Houston, TX  77010

                              Address for Notices:

                              The Toronto-Dominion Bank
                              909 Fannin Street, 17th Floor
                              Houston, TX  77010

                              Attention:  Lisa Allison
                                          Manager, Credit
                                            Administration

                              Telecopier No.:  (713) 951-9921

                              Telephone No.:  (713) 653-8247

     Commitment               ABN AMRO BANK N.V.

     $10,000,000
                              By________________________________
                                Title:

                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              ABN AMRO Bank N.V.
                              555 California Street
                              Suite 2750
                              San Francisco, CA  94104-1603

                              Address for Notices:

                              ABN AMRO Bank N.V.
                              555 California Street
                              Suite 2750
                              San Francisco, CA  94104-1603

                              Attention:  Gloria Lee

                              Telecopier No.:  (415) 362-3524

                              Telephone No.:  (415) 984-3720

     Commitment               THE BANK OF NOVA SCOTIA

     $10,000,000
                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              The Bank of Nova Scotia
                              101 California Street, 48th Floor
                              P.O. Box 3716
                              San Francisco, CA  94119

                              Address for Notices:

                              The Bank of Nova Scotia
                              101 California Street, 48th Floor
                              P.O. Box 3716
                              San Francisco, CA  94119

                              Attention:  Norman O. Campbell

                              Telecopier No.:  (415) 397-0791

                              Telephone No.:  (415) 986-1100

     Commitment               BANQUE NATIONALE DE PARIS

     $10,000,000
                              By________________________________
                                Title:

                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              Banque Nationale de Paris
                              180 Montgomery Street
                              San Francisco, CA  94104

                              Address for Notices:

                              Banque Nationale de Paris
                              180 Montgomery Street
                              San Francisco, CA  94104

                              Attention:  Angel M. Solorio
                                          Vice President

                              Telecopier No.:  (415) 296-8954

                              Telephone No.:  (415) 956-0707

     Commitment               COMMERZBANK AG, GRAND CAYMAN
                                BRANCH
     $10,000,000

                              By________________________________
                                Title:

                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              Commerzbank AG, Grand Cayman Branch
                              660 South Figueroa Street
                              Suite 1450
                              Los Angeles, CA  90017

                              Address for Notices:

                              Commerzbank AG, Grand Cayman Branch
                              660 South Figueroa Street
                              Suite 1450
                              Los Angeles, CA  90017

                              Attention:  Werner Schmidbauer
                                          Corporate Banking

                              Telecopier No.:  (213) 623-0039

                              Telephone No.:  (213) 623-8223

     Commitment               UNITED STATES NATIONAL BANK OF
                                OREGON
     $10,000,000

                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              United States National Bank of
                                Oregon
                              Note Department
                              555 S.W. Oak Street, PL-7
                              Portland, OR  97204

                              Address for Notices:

                              United States National Bank of
                                Oregon
                              309 S.W. Sixth Avenue
                              BB-10
                              Portland, OR  97204

                              Attention:  Scott J. Bell

                              Telecopier No.:  (503) 275-4346

                              Telephone No.:  (503) 275-6738

     Commitment               THE BANK OF CALIFORNIA, N.A.

     $6,000,000
                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              The Bank of California, N.A.
                              400 California Street, 17th Floor
                              San Francisco, CA  94104

                              Address for Notices:

                              The Bank of California, N.A.
                              400 California Street, 17th Floor
                              San Francisco, CA  94104

                              Attention:  Alison Amonette

                              Telecopier No.:  (415) 765-2634

                              Telephone No.:  (415) 765-3696

     Commitment               THE NIPPON CREDIT BANK LTD.,
                                LOS ANGELES AGENCY
     $6,000,000

                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              The Nippon Credit Bank Ltd.,
                                Los Angeles Agency
                              550 South Hope Street
                              Suite 2500
                              Los Angeles, CA  90071

                              Address for Notices:

                              The Nippon Credit Bank Ltd.,
                                Los Angeles Agency
                              550 South Hope Street
                              Suite 2500
                              Los Angeles, CA  90071

                              Attention:  Bernardo E. Correa-Henschke

                              Telecopier No.:  (213) 892-0111

                              Telephone No.:  (213) 243-5720

     Commitment               PNC BANK, NATIONAL ASSOCIATION

     $6,000,000
                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              PNC Bank, National Association
                              55 South Lake Avenue, Suite 650
                              Pasadena, CA  91101

                              Address for Notices:

                              PNC Bank, National Association
                              55 South Lake Avenue, Suite 650
                              Pasadena, CA  91101

                              Attention:  Pam Fox

                              Telecopier No.:  (818) 568-0653

                              Telephone No.:  (818) 568-8950

     Commitment               THE SUMITOMO BANK, LIMITED,
                                SAN FRANCISCO BRANCH
     $6,000,000

                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              The Sumitomo Bank, Limited,
                                San Francisco Branch
                              555 California Street, Suite 3350
                              San Francisco, CA  94104

                              Address for Notices:

                              The Sumitomo Bank, Limited,
                                San Francisco Branch
                              555 California Street, Suite 3350
                              San Francisco, CA  94104

                              Attention:  Herman White, Jr.

                              Telecopier No.:  (415) 397-1475

                              Telephone No.:  (415) 616-3009

     Commitment               UNION BANK

     $6,000,000
                              By________________________________
                                Title:

                              Lending Office for All Loans:

                              Union Bank
                              1980 Saturn Street
                              P.O. Box 30770
                              Monterey Park, CA  90030-0866

                              Address for Notices:

                              Union Bank
                              350 California Street
                              (#H-1040)
                              San Francisco, CA  94104-1402

                              Attention:  Wade Schlueter
                                          Vice President

                              Telecopier No.:  (415) 705-7127

                              Telephone No.:  (415) 705-7022

     Commitment               WESTDEUTSCHE LANDESBANK
                                GIROZENTRALE
     $6,000,000

                              By________________________________
                                Title:

                              By________________________________
                                Title:

                              Lending Office for Base Rate Loans:

                              Westdeutsche Landesbank
                                Girozentrale
                              New York Branch Office
                              1211 Avenue of the Americas
                              23rd Floor
                              New York, NY  10036

                              Lending Office for Loans other than
                              Base Rate Loans:

                              Westdeutsche Landesbank
                                Girozentrale
                              Cayman Islands Branch Office
                              1211 Avenue of the Americas
                              23rd Floor
                              New York, NY  10036

                              Address for Notices:

                              Westdeutsche Landesbank
                                Girozentrale
                              New York Branch Office
                              1211 Avenue of the Americas
                              23rd Floor
                              New York, NY  10036

                              Attention:  Cheryl Wilson
                                          Loan Administrator

                              Telecopier No.:  (212) 302-7946

                              Telephone No.:  (212) 852-6152

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent


                              By________________________________
                                Title:

                              Address for Notices to
                                Chase as Agent:

                              The Chase Manhattan Bank
                                (National Association)
                              4 Metrotech Center -- 13th Floor
                              Brooklyn, New York  11245

                              Attention:  New York Agency

                              Telecopier No.:  (718) 242-6910

                              Telephone No.:  (718) 242-7979

                                                                      SCHEDULE I

                          Material Agreements and Liens

                         [See Sections 7.12 and 8.07(b)]


Part A - Material Agreements

          (i) Indenture between ALZA Corporation and The Chase Manhattan Bank (National Association) as trustee, dated December 21, 1990 relating to ALZA's Liquid Yield Option Notes due 2010, (Zero Coupon-Subordinated).

         (ii) Promissory Note in the principal amount of $11,386,000 payable to ALZA Corporation by a joint venture between ALZA and ON-SITE Therapeutics, Inc., issued pursuant to Section 4.4(a) of the Restated Joint Venture Agreement between the parties dated February 13, 1991.

        (iii) Loan Agreement between ALZA and Plymouth Street L.P. ("Plymouth") pursuant to which ALZA will loan to Plymouth up to $17,500,000 in periodic installments over a seven year period.

ALZA may offset the principal and interest owed by Plymouth on the loan against amounts payable by ALZA to Plymouth upon exercise of a purchase option to acquire certain real property located at 1500/1550 Plymouth Street, Mountain View, California pursuant to a certain Option and Put Agreement between ALZA and Plymouth dated December 31, 1992.

         (iv) Agreement of Merger dated November 11, 1991 between ALZA and Bio-Electro Systems, Inc.

          (v) The principal amount of $2,550,000 is payable by ALZA to Boston Financial in three equal annual installments of $850,000 each in 1994, 1995 and 1996. This represents the remaining balance due on an interest-free obligation to invest $5,000,000 for five units of limited partnership interest in a low income housing project.


Part B - Liens

          None.

SCHEDULE II

                                  Subsidiaries

                               [See Section 7.14]


                                    Ownership



                                                         Nature of
                                         Each Person     Ownership       % of
 Name of             Jurisdiction of     Holding         Interest      Ownership
Subsidiary           Incorporation       Ownership         Held        Interest


ALZA Development     California          ALZA            Wholly          100%
  Corporation                            Corporation     Owned

ALZA International   Delaware            ALZA            Wholly          100%
  Inc.                                   Corporation     Owned

ALZA Limited         England             ALZA            Wholly          100%
                                         Corporation     Owned

                                                                     EXHIBIT A-1

                            [Form of Syndicated Note]


                                 PROMISSORY NOTE


$__________________                                           ____________, 1993
                                                              New York, New York

          FOR VALUE RECEIVED, ALZA CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the 364-Day Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to the Company under the 364-Day Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the 364-Day Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the 364-Day Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period of each Syndicated Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the 364-Day Credit Agreement or hereunder in respect of the Syndicated Loans made by the Bank.

          This Note is one of the Syndicated Notes referred to in the 364-Day Credit Agreement dated as of November 4, 1993 (as modified and supplemented and in effect from time to time, the "364-Day Credit Agreement") between the Company, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences Syndicated Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the 364-Day Credit Agreement.

          The 364-Day Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06(b) of the 364-Day Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          The Company hereby expressly waives presentment, demand, protest, notice of intention to accelerate, dishonor or any other notice in connection with this Note.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                                   ALZA CORPORATION


                                                   By___________________________
                                                     Title:

                          SCHEDULE OF SYNDICATED LOANS

          This Note evidences Syndicated Loans made under the within-described 364-Day Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods of the durations set forth below, subject to the payments and prepayments of principal set forth below:

       Principal
Date    Amount     Type              Maturity   Amount     Unpaid
 of       of        of    Interest   Date of    Paid or   Principal   Notation
Loan     Loan      Loan     Rate      Loan      Prepaid    Amount     Made by

                                                                     EXHIBIT A-2

                           [Form of Money Market Note]

                                 PROMISSORY NOTE


                                                              ____________, 1993
                                                              New York, New York

          FOR VALUE RECEIVED, ALZA CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the 364-Day Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Company under the 364-Day Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the 364-Day Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the 364-Day Credit Agreement.

          The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the 364-Day Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.

          This Note is one of the Money Market Notes referred to in the 364-Day Credit Agreement dated as of November 4, 1993 (as modified and supplemented and in effect from time to time, the "364-Day Credit Agreement") between the Company, the lenders named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Agent, and evidences Money Market Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the 364-Day Credit Agreement.

          The 364-Day Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06(b) of the 364-Day Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          The Company hereby expressly waives presentment, demand, protest, notice of intention to accelerate, dishonor or any other notice in connection with this Note.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                                  ALZA CORPORATION


                                                  By____________________________
                                                    Title:

                                SCHEDULE OF LOANS

          This Note evidences Loans made under the within- described 364-Day Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

       Principal
Date    Amount     Type              Maturity   Amount     Unpaid
 of       of        of    Interest   Date of    Paid or   Principal   Notation
Loan     Loan      Loan     Rate      Loan      Prepaid    Amount     Made by

                                                                     EXHIBIT B-1


                   [Form of Opinion of Counsel to the Company]


                                   __________, 1993


To the Banks party to the Credit Agreement referred to below and
The Chase Manhattan Bank
(National Association), as Agent


                                ALZA Corporation

Ladies and Gentlemen:

          We have acted as counsel to ALZA Corporation, a Delaware corporation (the "Company"), in connection with the Credit Agreement relating to the $125,000,000 364-day revolving credit facility (the "Credit Agreement") dated as of November 4, 1993, among the Company, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent. This opinion is being delivered pursuant to Section 6.01(b) of the Credit Agreement.

          Unless otherwise defined herein, capitalized terms used in this opinion have the meanings given to them in the Credit Agreement.


                                       I.

          We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates as we have deemed necessary or appropriate for our opinion:

          (a)  The Credit Agreement; and

          (b)  The Notes (in the form appended to the Credit Agreement).

The Credit Agreement and the Notes are collectively referred to in this opinion as the "Loan Documents."


                                       II.

          In rendering this opinion, we have also assumed the following, with your consent and without independent investigation:

          A. Each Bank (i) is a bank incorporated or organized under the laws of the United States of America or any state of the United States of America, or (ii) is a foreign bank licensed to conduct banking business through a branch or agency located in the United States of America pursuant to the laws of the United States of America or any state of the United States of America within the meaning of Section 1716 of the California Financial Code, or (iii) otherwise qualifies for an exemption from the otherwise applicable interest rate limitations of California law for loans or forbearances provided by, California Constitution, Article XV,
               Section 1 or statutory provisions adopted pursuant thereto; all loans under the Credit Agreement will be made by the Banks for their own accounts or for the account of another person or entity that is such a bank or foreign bank or otherwise so qualifies for an exemption from the interest rate limitations of California law; and there is no present agreement or plan, express or implied, on the part of the Banks to sell participations or any other interest in the loans to be made under the Credit Agreement to any person or entity that is not such a bank or foreign bank or does not otherwise qualify for an exemption from the interest rate limitations of California law for the purpose of evading such limitations.

          B. The opinions contained in the letter dated as of the date of this opinion being delivered to you by Edward L. Mandell, Esq., Vice President, Legal of the Company, are accurate and correct with respect to all matters that may have a bearing on this opinion or the assumptions herein.

          C. The Banks (i) have duly authorized, executed and delivered each Loan Document to which they are parties, and (ii) have all requisite power and authority under laws, rules and regulations applicable to them to execute, deliver and enforce each Loan Document to which they are parties.


                                      III.

          We express no opinion as to:

          A. The applicable choice of law rules that may affect the interpretation or enforcement of any of the Loan Documents;

          B. Any securities, anti-trust, tax, land use, safety, environmental, hazardous materials, or insurance company laws, rules or regulations;

          C. The effect of the laws of any jurisdiction in which any Bank is located (other than the State of California) that limit the interest, fees or other charges such Bank may impose;

          D.   Section 4.07(c) of the Credit Agreement;

          E.   The second paragraph of Section 11.01 of the Credit Agreement;

          F.   The second sentence of Section 11.10 of the Credit

               Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court of the Southern District of New York to adjudicate any controversy related to the Loan Documents; and

          G. The waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

          This opinion is limited to the federal laws of the United States of America and the laws of the State of California.

In connection with the opinions below, we note that the Loan Documents expressly provide that they are to be governed by and construed in accordance with the laws of the State of New York. Accordingly, our opinion is rendered as if the Loan Documents were governed by and construed in accordance with the laws of the State of California. We expressly disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.


                                      IV.

          Based upon (and subject to) the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that, each of the Loan Documents is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditors' rights and (b) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.


                                       V.

          We further advise you that:

          A. As noted, the enforceability of the Loan Documents is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Loan Documents, these principles will require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Loan Documents and will preclude you from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

          B. The effectiveness of indemnities, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

          C. Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorneys' fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party who is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys' fees in addition to other costs.

          D. Provisions of the Loan Documents requiring that modifications or waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a modification or waiver.

          E. Any bank which is not incorporated under the laws of the State of California, which is deemed to be transacting intrastate business within the meaning of Section 191 of the California Corporations Code and which is not duly qualified to do business in the State of California may be precluded, under Section 2203(c) of the California Corporations Code, from maintaining an action or proceeding upon any intrastate business so transacted in the courts of the State of California.

          This opinion is rendered to you in connection with the Credit Agreement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                   Very truly yours,

                                                                     EXHIBIT B-2


            [Form of Opinion of Vice President, Legal of the Company]

                                   __________, 1993


To the Banks party to the Credit Agreement referred to below and
The Chase Manhattan Bank
(National Association), as Agent


                                Credit Agreement

Ladies and Gentlemen:

          I am Vice President, Legal of ALZA Corporation, a Delaware Corporation (the "Company"), and have acted in such capacity in connection with the Credit Agreement (the "Credit Agreement") dated as of November 4, 1993, among the Company, the lenders named therein (collectively, the "Banks") and The Chase Manhattan Bank (National Association), as agent, relating to a 364-day $125 million revolving credit facility. This opinion is being delivered pursuant to
Section 6.01(b) of the Credit Agreement.

          Unless otherwise defined herein, capitalized terms used in this opinion have the meanings given to them in the Credit Agreement.

                                        I

          I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as copies. I have based my opinion upon my review of the following records, documents, instruments and certificates and such additional certificates as I have deemed necessary or appropriate for my opinion:

          (a)  The Credit Agreement;

          (b)  The Notes (in the form appended to the Credit Agreement);

          (c) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of October 5, 1993;

          (d)  The Bylaws of the Company, as amended to date;

          (e) Records of the Company constituting all records of proceedings and actions of the Board of Directors of the Company relating to the transactions contemplated by the Credit Agreement; and

          (f) Certificate of Good Standing relating to the Company issued by the Secretary of State of the

               State of Delaware, dated October 5, 1993.

          The agreements and instruments referred to in the foregoing clauses
(a) and (b) are collectively referred to herein as the "Credit Documents."

          The opinion expressed in Paragraph 1 of Part II as to the good standing of the Company under the laws of the State of Delaware is based solely upon the Certificate of Good Standing described in paragraph (f) of Part I above. I have made no additional investigation after the date of that Certificate in expressing my opinion in Paragraph 1 of Part II.

          Where my opinion relates to my "knowledge", such knowledge is based upon my examination of the records, documents, instruments and certificates enumerated or described above and my actual contemporaneous knowledge or that of any other attorney employed by the Company who is currently involved in legal representation of the Company in connection with the Credit Documents.

          This opinion is limited to the federal laws of the United States of America, the General Corporation law of the State of Delaware and the laws of the State of California. In connection with the opinions below, I note that the Credit Documents expressly provide that they are to be governed by and construed in accordance with the laws of the State of New York. Accordingly, my opinion is rendered as if the Credit Documents were governed by and construed in accordance with the laws of the State of California. I expressly disclaim any opinion as to the laws of any other jurisdiction. I further disclaim any opinion as to statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                               II.

          Based upon and subject to the foregoing and my examination of such questions of law as I have deemed necessary or appropriate for the purpose of my opinion, it is my opinion that:

          1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

          2. The Company has all requisite corporate power and corporate authority to enter into and perform its obligations under each of the Credit Documents. The Company has all requisite corporate power to borrow under the Credit Agreement.

          3. The execution, delivery and performance by the Company of each Credit Document, and the borrowings by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

          4. Each of the Credit Documents has been duly executed and delivered by the Company.

          5. Neither the execution and delivery of the Credit Documents on behalf of the Company nor the performance of the Credit Documents by the Company (i) conflicts with any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violates any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Subsidiaries of which I have knowledge (after due inquiry) or any law or regulation applicable to the Company or any of its Subsidiaries, or (iii) results in a breach or violation of or constitutes a default under, or requires any consent under, or results in the acceleration or required prepayment of any debt pursuant to the terms of, any agreement or instrument creating or evidencing any Indebtedness or any Lien or any material agreement or instrument of which I have knowledge (after due inquiry) to which the Company or any of its Subsidiaries is a party or by which any of them are bound or to which any of them is subject, or results in the creation or imposition of any Lien upon any Property of the Company pursuant to, the terms of any such agreement or instrument.

          6. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of the Credit Documents or for the legality, validity or enforceability thereof.

          7. I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending, or threatened against or affecting the Company or any of its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

          This opinion is rendered to you in connection with the Credit Agreement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without my prior written consent. I disclaim any obligation to advise you of any change of law that occurs, or any facts of which I become aware, after the date of this opinion.

Very truly yours,



Vice President, Legal

                                                                       EXHIBIT C

           [Form of Opinion of Special New York Counsel to the Agent]


                                        __________, 1993


To the Banks party to the
364-Day Credit Agreement referred to
below and The Chase
Manhattan Bank (National Association), as Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to the Agent in connection with (i) the 364-Day Credit Agreement dated as of November 4, 1993 (the "364-Day Credit Agreement") between ALZA Corporation (the "Company"), the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $125,000,000 and (ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the 364-Day Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(c) of the 364-Day Credit Agreement.

          In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

          (a)  the 364-Day Credit Agreement;

          (b)  the Notes; and

          (c) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (c) above) are collectively referred to as the "Credit Documents".

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

       (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

      (ii)    all signatories to such documents have been duly authorized; and

     (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 of the 364-Day Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

          (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
     York) that limit the interest, fees or other charges such Bank may impose,
     (ii) Section 4.07(c) of the 364-Day Credit Agreement, (iii) the second paragraph of Section 11.01 of the 364-Day Credit Agreement, (iv) the second sentence of Section 11.10 of the 364-Day Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (v) the waiver of inconvenient forum set forth in Section 11.10 of the 364-Day Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

          The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          This opinion letter is, pursuant to Section 6.01(c) of the 364-Day Credit Agreement, provided to you by us in our capacity as special New York counsel to the Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the 364-Day Credit Agreement without, in each instance, our prior written consent.

                                   Very truly yours,

                                                                       EXHIBIT D

                      [Form of Money Market Quote Request]


                                                [Date]

To:       The Chase Manhattan Bank (National Association), as
          Agent

From:     ALZA Corporation

Re:       Money Market Quote Request

          Pursuant to Section 2.03 of the 364-Day Credit Agreement dated as of November 4, 1993 (the "364-Day Credit Agreement") between ALZA Corporation, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Borrowing      Quotation                                     Interest
  Date          Date[*1]      Amount[*2]      Type[*3]      Period[*4]


          Terms used herein have the meanings assigned to them in the 364-Day Credit Agreement.

                                   ALZA CORPORATION


                                   By___________________________________
                                     Title:

__________________________

*    All numbered footnotes appear on the last page of this Exhibit.

- --------------------------------

[1] For use if a Set Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

[2]  Each amount must be $10,000,000 or a larger multiple of $1,000,000.

[3] Insert either "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market Loan or,in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day.

                                                                       EXHIBIT E

                          [Form of Money Market Quote]


To:  The Chase Manhattan Bank (National Association), as Agent

Attention:

Re:  Money Market Quote to
     ALZA Corporation (the "Borrower")

     This Money Market Quote is given in accordance with Section 2.03(c) of the 364-Day Credit Agreement dated as of November 4, 1993 (the "364-Day Credit Agreement") between ALZA Corporation, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent. Terms defined in the 364- Day Credit Agreement are used herein as defined therein.

     In response to the Borrower's invitation dated __________, 199_, we hereby make the following Money Market Quote(s) on the following terms:

          1.   Quoting Bank:

          2.   Person to contact at Quoting Bank:

          3. We hereby offer to make Money Market Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

               Borrowing  Quotation                         Interest
                 Date      Date[*1]  Amount[*2]  Type[*3]  Period[*4]  Rate[*5]


provided that the Company may not accept offers that would result in the undersigned making Money Market Loans pursuant hereto in excess of $___________ in the aggregate (the "Money Market Loan Limit").

- --------------------------

*    All numbered footnotes appear on the last page of this Exhibit.

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the 364-Day Credit Agreement, irrevocably obligate[s] us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the 364-Day Credit Agreement and any Money Market Loan Limit specified above).

                                   Very truly yours,

                                   [NAME OF BANK]

                                   By____________________________
                                     Authorized Officer

Dated:  __________, ____

- --------------------------

[1]  As specified in the related Money Market Quote Request.

[2] The principal amount bid for each Interest period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 (or a larger multiple of $1,000,000).

[3] Indicate "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5] For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                                                                       EXHIBIT F

                       [Form of Confidentiality Agreement]


                            CONFIDENTIALITY AGREEMENT


                                          [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]

          Re: 364-Day Credit Agreement dated as of November 4, 1993 (the "364-Day Credit Agreement"), between ALZA Corporation (the "Company"), the lenders named therein and The Chase Manhattan Bank (National Association), as Agent.

Dear Ladies and Gentlemen:

           As a Bank party to the 364-Day Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the 364-Day Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the 364-Day Credit Agreement.

          As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the 364-Day Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and the Company) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc.),
(v) in connection with any litigation to which you or any one or more of the Banks or the Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the 364- Day Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

          If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the 364-Day Credit Agreement on the date upon which you become a Bank under the 364-Day Credit Agreement pursuant to Section 11.06 thereof.

          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                   Very truly yours,

                                   [INSERT NAME OF BANK]



                                   By___________________________

The foregoing is agreed to
as of the date of this letter.

[INSERT NAME OF PROSPECTIVE
  PARTICIPANT OR ASSIGNEE]



By_________________________